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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement for Integrated Defense Technologies, Inc. on Form S-1 of our report dated February 18, 2000 relating to the consolidated financial statements of Tech-Sym Corporation, which appears in this Registration Statement. We also consent to the references to us under the heading 'Experts' in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 21, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS